WRITTEN CONSENT OF THE MAJORITY SHAREHOLDERS
OF
LORD GLOBAL CORPORATION
fka
BIGFOOT PROJECT INVESTMENTS, INC.

Dated as of January 24, 2020

In conformity with the applicable laws of the State of Nevada and in accordance with NRS 78.215.1, the undersigned, being the shareholders (the "Shareholders") who hold in the aggregate at least a two-thirds majority of the issued and outstanding voting shares and voting power of Bigfoot Project Investments, Inc., a Nevada corporation (the "Corporation"), hereby execute this written consent in lieu of a shareholders' meeting with the same force and effect as if such actions had been duly taken at a meeting of the shareholders of the Corporation duly called and convened for such purpose on the date first set forth above.

WHEREAS, the two-thirds majority shareholders desire to fill the vacated officer positions by appointing Joseph Frontiere as CEO and Chairman and Sara Reynolds as CFO and Director;

NOW THEREFORE, BE IT

RESOLVED, that Joseph Frontiere is approved for appointment as CEO of the Company.

FURTHER RESOLVED, that Joseph Frontiere is approved for appointment as Chairman of the Board of Directors for the Company.

FURTHER RESOLVED, that Sara Reynolds is affirmed to continue her position as CFO of the Company. And be it

FURTHER RESOLVED, that Sara Reynolds is affirmed to continue to serve as a director, secretary and treasurer of the Company; and be it

FURTHER RESOLVED, that Alexander Aizenshtadt is affirmed to serve as a director of Company. And be it

FURTHER RESOLVED, that with the above affirmations, the remaining Board members do constitute a quorum and will seek to fill the vacant positions with appropriately qualified personnel. And be it

RESOLVED FURTHER, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

FURTHER RESOLVED, that the Secretary of the Corporation is authorized and directed to file the appropriate documents to respective authorities, and be it

FURTHER RESOLVED, that this written consent of the Shareholders shall be filed with the minutes of meetings of the shareholders of the Corporation and shall be treated for all purposes as an action taken at a meeting.

[Remainder of page intentionally left blank]

IN WITNESS HEREOF, the undersigned have executed this written consent as of the date first above written.

LORD GLOBAL CORPORATION FKA BIGFOOT PROJECT INVESTMENTS, INC.

Joseph Frontiere

By:____________________________

Officer: 27 Health Inc.

Percentage of Voting Power held: 68%

All Classes of Stock